Exhibit 99.1

Exclusivity Agreement

This Exclusivity Agreement (the “Agreement”), dated as of 11th October 2017, is entered into by and between (i) Sharing Economy Investment Limited (“SEI”), a company incorporated in the British Virgin Islands and a wholly owned subsidiary of Cleantech Solutions International, Inc. (“Cleantech”), a company organised and existing under the laws of the state of Nevada, and (ii) 3D Discovery Co. Limited, (“3D”), a company incorporated in Hong Kong. SEI and 3D are hereinafter referred to as the “Parties” to this Agreement.

WHEREAS,

A. 3D will:

(i)	Develop a mobile app (“APP”) which allows users to create an interactive virtual tour of a physical space by using cellphone camera.
(ii)	Promote the use of virtual tour created by the APP in various industries such as properties market, design, retails, etc. via different kinds of existing sharing economy platforms.
(iii)	Expand the usage of the mobile app worldwide.
(iv)	Provide digital marketing services to the APP users. (the “Business”): and

B. The Parties intend to enter into exclusive discussion related to the Business.

NOW THEREFORE, in consideration of the mutual covenants herein contained, and other good and valuable consideration, the Parties mutually agree as follows:

I. Exclusive Discussion

1. The Parties hereby agree to engage in exclusive discussion (the “Discussion”) regarding (a) a potential acquisition by SEI of not less than 51% issued share capital of 3D and/or any of its subsidiaries or otherwise all or part of the Business at a consideration to be determined between the Parties or based on valuation by an independent professional valuer, and/or (b) further business cooperation arrangements between SEI and 3D (the “Potential Transaction”) during the period commencing on the date hereof and ending on the date that is three (3) months after the date hereof (the “Exclusive Period”). 3D agrees that, without the prior written consent of SEI, during the Exclusive Period, neither 3D nor its agents, representatives or advisors will contact, discuss or negotiate with any third party (other than those with SEI’s authorization) with respect to (i) any transaction relating to the sale, acquisition, exchange, pledge, or transfer of any securities of 3D and/or its subsidiaries: (ii) any transaction relating to the sale of all or part of the Business: (iii) any business cooperation: or (iv) any other matters that may adversely affect the Potential Transaction or the Discussion.

2. During the Exclusive Period, 3D shall not, and shall cause its agents, representatives and advisors not to, take any action to initiate, contact, induce, solicit, encourage, participate or assist any person or entity other than SEI and its respective affiliates in any offer, inquires, discussions, proposals or negotiations in connection with any transaction, contract, agreement, arrangement or commitments referred to above, and 3D shall promptly inform SEI of any inquiry from any third party in connection therewith.

II. Confidentiality

Except as otherwise required by applicable law or regulation, by order of a court of competent jurisdiction, any competent authority or stock exchange, or otherwise permitted by this Agreement, each of SEI and 3D shall not disclose to any third party any content or information in connection with the Discussion, or non-public information relating to the other Party (“Confidential Information”) without the prior consent of the other Party and shall keep Confidential Information strictly confidential. Each Party may disclose Confidential Information to its directors, managers, employees, professional advisers, accountants or lawyers (whether current or prospective) on a need-to-know basis; provided, however, that the disclosing Party shall ensure that such persons are subject to the same confidentiality obligation as they were under this Agreement. To the extent permitted by applicable law, for any Party to disclose Confidential Information to a court, a competent authority or stock exchange, such disclosing Party shall notify the other Party in advance of such disclosure and shall obtain the consent of the other Party with respect to the contents of such disclosure. This confidentiality provision shall survive expiration of the Exclusive Period for two (2) years from the expiration date of the Exclusive Period.

III. Miscellaneous

1. Each Party hereby represents and warrants to the other Party that it has full legal right and authority to execute, deliver and perform fully its obligations under this Agreement. When executed and delivered by the Party, this Agreement shall constitute a valid and binding agreement of each Party, enforceable against such Party in accordance with its terms.

2. This Agreement shall be governed by, and constructed in accordance with, the laws of the State of New York.

3. This Agreement may be executed in any number of counterparts and by the different Parties on separate counterparts, each of which when so executed and delivered shall be an original, but all the counterparts shall together constitute one and the same instrument.

[Signature page follows]

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IN WITNESS WHEREOF, the undersigned have executed this Exclusivity Agreement as of the date first set forth above.

For and on behalf of Sharing Economy Investment Limited

By:	/s/ LAU Ping Kee
Name:	LAU Ping Kee
Title:	Director

For and on behalf of 3D Discovery Co. Limited

By:	/s/ CHEUNG Chik Ting
Name:	CHEUNG Chik Ting
Title:	Co-founder

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